SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 22, 2008

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

            (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement

On July 22, 2008, the Board of Directors (the “Board”) of International Flavors & Fragrances Inc. (the “Company”) approved a form of indemnification agreement to be entered into by the Company, on the one hand, and each of the Company’s directors and officers, on the other hand (each, an “Indemnification Agreement”). The Company expects that each of its directors and officers will execute an Indemnification Agreement. Among other things, each Indemnification Agreement provides that the Company will indemnify the indemnitee against certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts that may be incurred by such person in connection with civil, criminal or other claims or other proceedings that may result from such person’s service as a director and/or officer of the Company or in such other capacities as the Company may request, except if such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled. In addition, each Indemnification Agreement provides for the advancement of expenses to the indemnitee.

The summary of the Indemnification Agreement is qualified in its entirety by reference to the text of the Indemnification Agreement, a copy of which is filed with this report as Exhibit 10.1.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2008, the Board elected Richard A. O’Leary, who is 48 years old, as the Company's Interim Chief Financial Officer, effective as of July 31, 2008. Mr. O’Leary joined the Company in July 2007 as Vice President, Corporate Development. Prior to that time, Mr. O’Leary served in various capacities over twenty years at International Paper Company (a global paper and packaging company), most recently serving as Chief Financial Officer of International Paper do Brasil Ltda. from 2004 to 2007 and of Shorewood Packaging Corporation prior thereto. There are no arrangements or understandings between Mr. O’Leary and any other person pursuant to which he was selected as an officer. Mr. O’Leary does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. O’Leary has an interest requiring disclosure under Item 404(a) of Regulation S-K. He will continue in his new role under his prior compensation arrangement with the Company.

On July 22, 2008, the Company, pursuant to authority granted by the Compensation Committee of the Company’s Board, entered into a Separation Agreement and Release (the “Separation Agreement”) with Douglas J. Wetmore in connection with Mr. Wetmore’s separation from employment with the Company effective as of August 31, 2008 (the “Separation Date”). As previously announced in the Current Report on Form 8-K filed by the Company with the SEC on June 16, 2008, on June 10, 2008, the Company and Mr. Wetmore mutually agreed that Mr. Wetmore would no longer serve as Senior Vice President and Chief Financial Officer of the Company effective as of July 31, 2008. The Separation Agreement is consistent with the Company’s Executive Separation Policy in all material respects.

Under the terms of the Separation Agreement, Mr. Wetmore has agreed to comply with non-competition and non-solicitation restrictions for 24 months from the Separation Date and with confidentiality, non-disparagement and cooperation in litigation provisions which are not limited in duration. The Separation Agreement was conditioned upon Mr. Wetmore executing and delivering a general release of claims to the Company.

Under the Separation Agreement, in the event that the applicable previously established performance objectives are achieved for the 2008 cycle of the Annual Incentive Plan (“AIP”) or the 2006-2008, 2007-2009 or 2008-2010 cycles of the Long-Term Incentive Plan (“LTIP”), Mr. Wetmore will be entitled to receive an award in accordance with the terms of the applicable AIP or LTIP cycle, although any such award will be pro-rated based on the amount of time he served as an employee of the Company for the applicable cycle. Any AIP or LTIP award earned by Mr. Wetmore will be paid to him at the same time such award is paid to other participants in the applicable program. Mr. Wetmore is entitled under the Separation Agreement to receive semi-monthly severance payments of $29,000 for a period of 24 months from the Separation Date. The first such payment on March 1, 2009 will be in a lump-sum amount equal to six months of severance payments, with the remaining payments to be made on a semi-monthly basis. Under the Separation Agreement, Mr. Wetmore will be entitled to continued vesting (as if he had remained an employee of the Company) of (i) his December 2006 grant of restricted stock units, and (ii) the equity awards granted to him in May 2006 under the Company’s Equity Choice Program. The equity awards granted to him under the Equity Choice Program in 2007 and 2008 will be pro-rated for the time Mr. Wetmore worked during the 2007 or 2008 grant term in accordance with the terms of the grant agreements.

Mr. Wetmore will remain vested in the benefits he accrued under the Company’s Pension Plan, Retirement Investment Fund Plan (401(k)), Supplemental Retirement Investment Fund Plan and the Deferred Compensation Plan (subject to any forfeitures or other requirements of those plans) and will continue (along with his dependents) to be covered under the Company’s medical, dental and group life insurance plans (including the Executive Death Benefit Plan) for 24 months or until he becomes eligible to participate in medical, dental and/or life insurance plans upon his commencement of new employment. Under the Separation Agreement, Mr. Wetmore may elect to purchase his Company-provided automobile or return it to the Company and he is entitled to reimbursement of up to $20,000 for financial tax and estate planning advice; up to $40,000 for outplacement services; and up to $3,000 in legal fees incurred to negotiate his Separation Agreement.

The summary of the terms of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is filed with this report as Exhibit 10.2.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 22, 2008, in connection with the approval of a form Indemnification Agreement, as described above, the Board approved an amendment to Article 2, Section 14(c) of the Company’s By-laws, effective as of the same date, to authorize the Company to provide indemnification or advancement rights to certain persons, including by separate agreement. The Amended and Restated By-laws of the Company reflecting that amendment are filed with this report as Exhibit 3.1.

Item 7.01	Regulation FD Disclosure.

On July 28, 2008, the Company issued a press release announcing the election of Richard A. O’Leary as the Company's Interim Chief Financial Officer as described in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Document

3.1	By-laws of International Flavors & Fragrances Inc., as amended and restated effective as of July 22, 2008

10.1	Form of Director/Officer Indemnification Agreement

10.2	Agreement dated as of July 22, 2008 between Douglas J. Wetmore, Senior Vice President and Chief Financial Officer, and the Company

99.1	Press Release of International Flavors & Fragrances Inc., dated July 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: July 28, 2008	By: /s/ DENNIS M. MEANY
Name: Dennis M. Meany
Title: Senior Vice President,
General Counsel and Secretary

EXHIBITS INDEX

Exhibit No.	Document

3.1	By-laws of International Flavors & Fragrances Inc., as amended and restated effective as of July 22, 2008

10.1	Form of Director/Officer Indemnification Agreement

10.2	Agreement dated as of July 22, 2008 between Douglas J. Wetmore, Senior Vice President and Chief Financial Officer, and the Company

99.1	Press Release of International Flavors & Fragrances Inc., dated July 28, 2008